EXHIBIT 99.1

Summary of Segment Reporting Changes
The following tables present our segment operating results for our fiscal years ended March 31, 2022, and 2023 under the new segment structure.  We previously presented our technology business as one segment and the revenues and gross profit for this business are now being presented as three segments: product, professional services and managed services.
	Year ended March 31, 2023
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
Revenue
Product	$ 385,676	$ 406,317	$ 544,316	$ 414,493	$ 1,750,802
Professional services	37,168	38,050	39,151	37,416	151,785
Managed services	25,941	27,111	28,307	31,299	112,658
Technology business	448,785	471,478	611,774	483,208	2,015,245
Financing segment	9,574	22,228	11,702	8,969	52,473
Total	$ 458,359	$ 493,706	$ 623,476	$ 492,177	$ 2,067,718

Gross profit
Product	$ 83,168	$ 94,389	$ 104,485	$ 98,699	$ 380,741
Professional services	15,055	14,697	15,294	16,548	61,594
Managed services	7,428	7,189	8,075	9,463	32,155
Technology business	105,651	116,275	127,854	124,710	474,490
Financing segment	7,872	17,029	10,518	7,615	43,034
Total	$ 113,523	$ 133,304	$ 138,372	$ 132,325	$ 517,524

	Year ended March 31, 2022
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Fiscal Year
Revenue
Product	$ 344,766	$ 375,444	$ 414,448	$ 357,753	$ 1,492,411
Professional services	33,296	38,088	38,986	36,377	146,747
Managed services	22,296	22,769	23,541	25,272	93,878
Technology business	400,358	436,301	476,975	419,402	1,733,036
Financing segment	16,291	21,716	17,859	32,117	87,983
Total	$ 416,649	$ 458,017	$ 494,834	$ 451,519	$ 1,821,019

Gross profit
Product	$ 73,751	$ 81,607	$ 79,863	$ 81,401	$ 316,622
Professional services	15,036	16,676	17,354	14,318	63,384
Managed services	6,646	6,795	7,266	7,440	28,147
Technology business	95,433	105,078	104,483	103,159	408,153
Financing segment	10,079	17,924	12,634	12,192	52,829
Total	$ 105,512	$ 123,002	$ 117,117	$ 115,351	$ 460,982